Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Aug-97            31-Aug-97
Distribution Date:    15-Sept-97                       Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount   $9,229,605.52     $23.66527187
          Class B Certificate Amount     $434,902.88     $23.66432038

(ii)  Interest Distribution
          Class A Certificate Amount     $950,388.68      $2.43685458
          Class B Certificate Amount      $45,870.08      $2.49592339

(iii)  Servicing Fee                     $160,512.13      $0.39304186

(iv)  Class A Certificate Balance
         (after principal distributions)              $174,716,591.50
        Class A Pool Factor
         (after principal distributions)                    0.4479840
        Class B Certificate Balance
         (after principal distributions)                $8,233,457.96
        Class B Pool Factor
         (after principal distributions)                    0.4480062

(v)  Total Pool Balance
         (end of Collection Period)                   $182,950,049.33

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $416,549.68    $8,718,640.19
         Liquidation Proceeds            $200,912.86    $3,907,168.92
         Aggregate Net Losses            $215,636.82    $4,811,471.27

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)          $7,318,001.97

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)       $7,318,001.97